EXHIBIT 17

                                                        Registration No. 2-66906
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                         As filed on February 20, 1985
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933               / X /

Pre-Effective Amendment No. __                                        /   /

Post-Effective Amendment No. 9                                        / X /

                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940      / X /

Amendment No. 11

                              CRITERION BOND FUND
                  (formerly Investment Quality Interest, Inc.)
               (Exact Name of Registrant as Specified in Charter)

               333 Clay Street, Suity 4300, Houston, Texas 77002
                    (Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code:    (713) 751-2400

                                Thomas R. Powers
                           333 Clay Street, Suite 4300
                              Houston, Texas 77002
                    (Name and Address of Agent for Service)

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                                   Copies to:

Kenneth S. Gerstein, Esq.                         Robert L. Stillwell, Esq.
Gordon Hurwitz Butowsky Weitzen                   Baker & Botts
Shalov & Wein                                     3000 One Shell Plaza
101 Park Avenue                                   Suite 3121
New York, New York 10178                          Houston, Texas 77002

     Approximate Date of Proposed Public Offering: As soon as practicable after this post-effective amendment becomes effective.

     It is proposed that this filing will become effective:

___  Immediately upon filing pursuant to paragraph (b)
___  On (date) pursuant to paragraph (b)
_X_  60 days after filing pursuant to paragraph (a)
___   On (date) pursuant to paragraph (a) of Rule 485

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     Registrant has previously elected, pursuant to Rule 24f-2 under the Investment Company Act of 1940, to register an indefinite number of shares of its common stock for sale under the Securities Act of 1933 and filed its Notice on May 24, 1984.